EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below.  The principal business address of each of these Reporting Persons is 333 South Grand Avenue, 28th Fl., Los Angeles, CA 90071.

Name of Designated Filer:  Oaktree Capital Group Holdings GP, LLC

Date of Event Requiring Statement:  September 24, 2015

Issuer Name and Ticker or Trading Symbol:  First BanCorp. [FBP]

/s/ Michael P. Harmon
Michael P. Harmon

OAKTREE CAPITAL MANAGEMENT, L.P.

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Managing Director

By:	/s/ Jamie Toothman
Name: Jamie Toothman
Title: Vice President

OAKTREE HOLDINGS, INC.

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Managing Director

By:	/s/ Jamie Toothman
Name: Jamie Toothman
Title: Vice President

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Managing Director

By:	/s/ Jamie Toothman
Name: Jamie Toothman
Title: Vice President
OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Managing Director

By:	/s/ Jamie Toothman
Name: Jamie Toothman
Title: Vice President